UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On November 10, 2008, Bunge Limited (“Bunge”) announced that it has terminated the Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge, Bleecker Acquisition Corp. and Corn Products International, Inc. (“Corn Products”), as amended (the “Merger Agreement”).  As previously disclosed, the Merger Agreement provided that Bleecker Acquisition Corp., a direct, wholly owned subsidiary of Bunge, would merge with and into Corn Products.  Bunge has terminated the Merger Agreement pursuant to Section 9.01(c)(ii) thereof in response to the decision of Corn Products’ Board of Directors to withdraw its recommendation in favor of, and to recommend against, adoption of the Merger Agreement.  Under the terms of the Merger Agreement, Corn Products is obligated to reimburse Bunge for up to $10 million of Bunge’s costs and expenses in connection with the transaction.

A copy of the press release announcing the termination is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 10, 2008

BUNGE LIMITED

By:	/s/ CARLA L. HEISS
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel

EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated November 10, 2008